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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         ----------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  January 6, 1999



                             EXECUSTAY CORPORATION
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)


         Maryland                        000-22941              52-2042280
-----------------------------    ------------------------   -------------------
(State or other jurisdiction     (Commission file number)     (IRS employer
    of incorporation)                                       identification No.)



             7595 Rickenbacker Drive, Gaithersburg, Maryland 20879
             -----------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:         (301) 948-4888
                                                       -----------------------
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Item 5. Other Events

        On January 6, 1999, ExecuStay Corporation, a Maryland corporation ("ExecuStay"), entered into a Merger Agreement (the "Merger Agreement") with Marriott International, Inc., a Delaware corporation ("Marriott"), and MI Subsidiary I, Inc., a Delaware corporation and wholly owned subsidiary of Marriott ("Subsidiary"). Pursuant to the Merger Agreement, Subsidiary plans to commence a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $.01 per share, of ExecuStay (the "Common Shares") for the consideration of $14.00 in cash, less any required withholding of taxes, per Common Share. The Offer is open to all holders of the Common Shares other than certain stockholders who agreed not to tender their shares pursuant to the Offer but agreed to convert their Common Shares to a new series of Class A or Class B Preferred Stock of ExecuStay (the "Class A Preferred Shares" and "Class B Preferred Shares," respectively) prior to the closing of the Merger Agreement. The Offer is conditioned upon, among other things, there being validly tendered pursuant to the Offer and not withdrawn two million Common Shares.

        After the Offer is completed, the Merger Agreement contemplates that the three founders of ExecuStay, Messrs. Gary Abrahams, Marc Kaplan and Robert Zaugg, will exchange their Common Shares for Class A Preferred Shares at a ratio of one to one, and certain other ExecuStay stockholders will exchange their Common Shares for Class B Preferred Shares at a ratio of one to one (the "Exchange"). Messrs. Abrahams, Kaplan and Zaugg each are directors and executive officers of ExecuStay. The Merger Agreement further contemplates that after the completion of the Offer and Exchange, ExecuStay will merge with and into Subsidiary. At the time of the Merger, each Class A Preferred Share issued in the Exchange will be converted into 0.4484 shares of Marriott common stock, par value $.01 per share (the "Marriott Common Stock"), each Class B Preferred Share issued in the Exchange will be converted into 0.4829 shares of Marriott Common Stock, and each Common Share not tendered in the Offer will be exchanged for a consideration of $14.00 per share, less any required withholding of taxes.

        The preceding description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

        On January 6, 1999, ExecuStay issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 1999                            EXECUSTAY CORPORATION


                                                  /s/ Gary R. Abrahams
                                                  ---------------------
                                                  Gary R. Abrahams
                                                  Chief Executive Officer
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                               INDEX TO EXHIBITS



Exhibit
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2.1       Merger Agreement dated as of January 6, 1999, among Marriott
          International, Inc., ExecuStay Corporation and MI Subsidiary I, Inc.

99.1      Press Release of ExecuStay Corporation dated January 6, 1999.